                            PIONEER BANCSHARES, INC.
                           Form 10-Q, Part II, Item 6
                 Exhibit 11 - Statement Regarding Computation of
                             Net Earnings Per Share


For the three months ended September 30,               1997               1996
                                                       ----               ----
Income as reported in consolidated
   statements of income                             $2,858,000        $2,606,000
                                                    ==========        ==========

Per share computation of common and
   dilutive common equivalent shares:

Weighted average number of
   shares outstanding                                3,759,912         3,759,912
Weighted average number of shares
   issuable upon exercise of stock options
   applying the treasury stock method                    0                 0
                                                    ----------        ----------
Weighted average number of shares
   outstanding used to calculate per share
   data assuming no dilution                         3,759,912         3,759,912
                                                    ==========        ==========

Net income per common and common
   equivalent share                                   $ 0.76            $ 0.69
                                                    ==========        ==========


Per share computation assuming full dilution:

Weighted average number of shares
   outstanding                                       3,759,912         3,759,912
Weighted average number of shares
   issuable upon exercise of stock options
   applying the treasury stock method                    0                 0
                                                    ----------        ----------
Weighted average number of shares
   outstanding used to calculate per share
   data assuming full dilution                       3,759,912         3,759,912
                                                    ==========        ==========

Net income per common and common
   equivalent share assuming full dilution            $ 0.76            $ 0.69
                                                    ==========        ==========

                            PIONEER BANCSHARES, INC.
                           Form 10-Q, Part II, Item 6
                 Exhibit 11 - Statement Regarding Computation of
                             Net Earnings Per Share


For the nine months ended September 30,              1997                1996
                                                     ----                ----
Income as reported in consolidated
   statements of income                           $7,566,000          $6,603,000
                                                  ==========          ==========

Per share computation of common and
   dilutive common equivalent shares:

Weighted average number of
   shares outstanding                              3,759,912           3,759,912
Weighted average number of shares
   issuable upon exercise of stock options
   applying the treasury stock method                  0                   0
                                                  ----------          ----------
Weighted average number of shares
   outstanding used to calculate per share
   data assuming no dilution                       3,759,912           3,759,912
                                                  ==========          ==========

Net income per common and common
   equivalent share                                 $ 2.01              $ 1.76
                                                  ==========          ==========


Per share computation assuming full dilution:

Weighted average number of shares
   outstanding                                     3,759,912           3,759,912
Weighted average number of shares
   issuable upon exercise of stock options
   applying the treasury stock method                  0                   0
                                                  ----------          ----------
Weighted average number of shares
   outstanding used to calculate per share
   data assuming full dilution                     3,759,912           3,759,912
                                                  ==========          ==========

Net income per common and common
   equivalent share assuming full dilution          $ 2.01              $ 1.76
                                                  ==========          ==========



                                       28